UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2013

UNITED STATES SHORT OIL FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34371	26-2939256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events.

United States Commodity Funds LLC (“USCF”), the general partner of United States Short Oil Fund, LP (the “Fund”), has temporarily suspended the ability of the Authorized Participants to purchase new Creation Baskets in the Fund until such time as a new registration statement registering additional units under the Securities Act of 1933 has been declared effective by the Securities and Exchange Commission, and the National Futures Association has approved its use. The Fund will issue a subsequent Current Report on Form 8-K to announce the effectiveness of such new registration statement and its ability to resume offering Creation Baskets to its Authorized Participants. The ability of Authorized Participants to redeem Redemption Baskets is not affected.

Despite the disruption in the ability of Authorized Participants to purchase additional Creation Baskets, USCF believes that Authorized Participants and other groups that make a market in units of the Fund will continue to actively trade the units. However, USCF believes that in such a situation, Authorized Participants and other market makers may seek to adjust the market they make in the units. Specifically, these market participants may increase the spread between the prices that they quote for offers to buy and sell units to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Baskets. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell units in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of units on which quotes may be available, could increase the trading costs to investors in the Fund compared to the quotes and the number of units on which bids and offers are made if the Authorized Participants were still able to freely create new Creation Baskets. USCF believes that any potential impact to the market in units of the Fund that could occur from the Authorized Participants’ inability to create new Creation Baskets will not extend beyond the time when additional units would be registered and available for distribution. If a lengthy period of time were to elapse before new units were declared effective and there was continued demand for units, USCF believes that the impact on the spread between bid and ask prices might widen even further. In addition, there could be a significant variation between the market price at which units are traded and the units’ net asset value, which is also the price at which units can be redeemed by Authorized Participants in Redemption Baskets.

Any forward-looking statements in this Current Report are based on expectations of USCF at this time. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in the Fund’s prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. The Fund and USCF undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Short Oil Fund, LP

	By:	United States Commodity Funds LLC, its general partner

Date: January 9, 2013	By:	/s/ Howard Mah
Name: Howard Mah
Title: Chief Financial Officer